                                                               Exhibit 10.20


                                    FORM OF

                        CHILI'S GRILL & BAR(R) RESTAURANT

                               FRANCHISE AGREEMENT



                        CHILI'S GRILL & BAR(R) RESTAURANT
                               FRANCHISE AGREEMENT

                                TABLE OF CONTENTS

                                                                         PAGE

I.        GRANT...........................................................2
II.       TERM AND RENEWAL................................................2
III.      DUTIES OF FRANCHISOR............................................3
IV.       FEES............................................................4
V.        DUTIES, REPRESENTATIONS, WARRANTIES AND COVENANTS OF
          FRANCHISEE......................................................5
VI.       PROPRIETARY MARKS..............................................12
VII.      CONFIDENTIAL MANUAL OF OPERATING DATA..........................14
VIII.     CONFIDENTIAL INFORMATION.......................................15
IX.       ACCOUNTING AND RECORDS.........................................16
X.        ADVERTISING....................................................17
XI.       INSURANCE......................................................20
XII.      TRANSFER OF INTEREST...........................................22
XIII.     DEFAULT AND TERMINATION........................................28
XIV.      OBLIGATIONS UPON TERMINATION OR EXPIRATION.....................32
XV.       COVENANTS......................................................34
XVI.      TAXES, PERMITS AND INDEBTEDNESS................................37
XVII.     INDEPENDENT CONTRACTOR AND INDEMNIFICATION.....................37
XVIII.    APPROVALS AND WAIVERS..........................................38
XIX.      NOTICES........................................................38
XX.       ENTIRE AGREEMENT...............................................39
XXI.      SEVERABILITY AND CONSTRUCTION..................................39
XXII.     APPLICABLE LAW.................................................41
XXIII.    ACKNOWLEDGMENTS................................................41


GUARANTY

ATTACHMENT A-APPROVED LOCATION

ATTACHMENT B-STATEMENT OF OWNERSHIP INTERESTS
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                        CHILI'S GRILL & BAR(R) RESTAURANT

                               FRANCHISE AGREEMENT


          THIS AGREEMENT is made and entered into as of the 22nd day of September, 1997 between BRINKER INTERNATIONAL, INC., a Delaware corporation (hereinafter "Franchisor") and NE RESTAURANT COMPANY, INC., a Delaware corporation (hereinafter "Franchisee").

                              W I T N E S S E T H:

          WHEREAS, Franchisor, as the result of the expenditure of time, skill, effort and money, has developed and owns and shall continue to develop in its reasonable business judgment, a unique and distinctive system (hereinafter "System") relating to the establishment and operation of full service, adult-oriented restaurants featuring a specialized menu and full-bar service;

          WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, decor, color scheme, and furnishings; special recipes and menu items; uniform standards, specifications, and procedures for operations; quality and uniformity of products and services offered; procedures for inventory and management control; training and assistance; and advertising and promotional programs; all of which may be changed, improved, and further developed by Franchisor from time to time;

          WHEREAS, Franchisor identifies the System by means of certain trade names, service marks, trademarks, logos, emblems and indicia of origin, including, but not limited to, the mark "CHILI'S," and such other trade names, service marks, and trademarks as are now designated (and may hereafter be designated by Franchisor in writing) for use in connection with the System (hereinafter referred to as "Proprietary Marks");

          WHEREAS, Franchisor continues to develop, use and control the use of such Proprietary Marks in order to identify for the public the source of services and products marketed thereunder and under the System, and to represent the System's high standards of quality, appearance and service;

          WHEREAS, Franchisor and Franchisee have entered into a Development Agreement dated October 1, 1991 (the "Development Agreement"), relating to the development by Franchisee of Chili's Grill & Bar restaurants;

          WHEREAS, Franchisee understands and acknowledges the importance of Franchisor's high standards of quality, cleanliness, appearance and service and the necessity of operating the business franchised hereunder in conformity with Franchisor's standards and specifications; and

          WHEREAS, Franchisee desires to use the System in connection with the operation of a Chili's Grill & Bar restaurant at the location specified in Attachment A hereto, as well as to receive the training and other assistance provided by Franchisor in connection therewith;

          NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein, hereby agree as follows:

I.   GRANT

          A. Franchisor hereby grants to Franchisee, upon the terms and conditions herein contained, the right and franchise, and Franchisee undertakes
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the obligation, to operate a Chili's Grill & Bar restaurant (hereinafter referred to as "Restaurant" or "franchised business") and to use solely in connection therewith the Proprietary Marks and the System, as it may be changed, improved and further developed from time to time, only at the approved location as provided in Section I.B.

          B. The street address of the location approved pursuant to Section IV. of the Development Agreement shall be set forth in Attachment A hereto. Franchisee shall not relocate the franchised business without the express prior written consent of Franchisor.

          C. Except as provided below, this franchise is non-exclusive and is granted subject to the terms of Section VI.C.(6) hereof. Subject to compliance with the terms and conditions of this Agreement, Franchisor shall not establish, nor authorize anyone other than Franchisee to establish a Chili's Grill & Bar Restaurant within a two (2) mile radius of the Restaurant. In the event "gross sales" (hereinafter defined) from the Restaurant are less than the average gross sales of the restaurants comprising the System, this radius restriction shall be increased to three (3) miles. The grant of this franchise does not imply the grant of rights to any other location or territory.

II.  TERM AND RENEWAL

          A. Except as otherwise provided herein, the terms of this Agreement shall expire twenty (20) years from the date on which the Restaurant is opened for business; provided, however, this Agreement shall expire at the earlier of twenty (20) years from the date of opening for business or upon expiration or termination of the initial term or renewal term or terms of the lease.

          B. Franchisee may, at its option, renew this Agreement for one (1) additional consecutive term of twenty (20) years, subject to the following conditions which must be met prior to renewal:

               (1) Franchisee shall give Franchisor written notice of Franchisee's election to renew not less than twelve (12) months nor more than twenty-four (24) months prior to the end of the initial term;

               (2) Franchisee shall make or provide for, in a manner satisfactory to Franchisor, such renovation and modernization of the Restaurant premises as Franchisor may reasonably require, including, without limitation, renovation of signs, furnishings, fixtures and decor, to reflect the then-current standards and image of the System;

               (3) Franchisee shall not be in material default of any provision of this Agreement, any amendment hereof or successor hereto, any other agreement between Franchisee and Franchisor or its subsidiaries and affiliates, or any agreement between a legal entity affiliated with Franchisee (or having the same or substantially similar management and ownership composition as Franchisee) and Franchisor; and Franchisee shall have substantially complied with all the terms and conditions of such agreements during the terms thereof;

               (4) Franchisee shall have satisfied all monetary obligations owed by Franchisee to Franchisor and its subsidiaries and affiliates and shall have timely met those obligations throughout the term of this Agreement;

               (5) Franchisee shall present satisfactory evidence that Franchisee has the right to remain in possession of the approved location for the duration of the renewal term of this Agreement;

               (6) Franchisee shall execute Franchisor's then-current form of renewal franchise agreement, which agreement shall supersede this Agreement in all respects, and the terms of which may differ from the terms of this Agreement, but shall not cause an increase in the percentage royalty fee and advertising contribution; provided, however, that Franchisee shall pay, in lieu of an initial franchise fee, a renewal fee not to exceed fifty percent (50%) of the then- current initial franchise fee then being charged to new franchisees under the System;

               (7) Franchisee shall execute a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor and its subsidiaries and affiliates, and their respective officers, directors, agents and employees; and

               (8) Franchisee shall comply with Franchisor's then-current qualification and training requirements.

III. DUTIES OF FRANCHISOR

          A. Franchisor shall provide an initial training program for either Franchisee's Operating Principal or Operating Designee (as described herein) and up to four (4) of Franchisee's managers, and shall make available such other training programs as it deems appropriate. All training provided by Franchisor shall be subject to the terms set forth in Section V.F. of this Agreement.

          B. Franchisor shall provide such on-site pre-opening and opening supervision and assistance (which may include, at Franchisee's expense, an opening crew as described in Section V.E. hereof) as Franchisor deems advisable, subject (as to timing) to the availability of personnel. Franchisor shall provide such continuing advisory assistance to Franchisee in the operation of the franchised business as Franchisor deems advisable.

          C. Franchisor shall make available, from time to time, research data relating to merchandising, marketing, and advertising; and, at Franchisee's expense, promotional materials for local advertising by Franchisee. Franchisor shall have the right to review and approve or disapprove all advertising and promotional materials which Franchisee proposes to use, pursuant to Section X.D. hereof.

          D. Franchisor shall provide Franchisee, on loan, one copy (or such other number as Franchisor deems appropriate) of the Confidential Manual of Operating Data. The Confidential Manual of Operating Data shall consist of a Food & Beverage Manual, Operations Manual, Managers' Training Manual, Employee and Management Training Guide, and an Equipment and Design Specifications Book (collectively the "MOD Manual").

          E. Franchisor shall provide to Franchisee, from time to time as Franchisor deems appropriate, advice and written materials concerning techniques of managing and operating the franchised business, including new developments and improvements in restaurant equipment, food products, packaging and preparation.

          F. Franchisor shall seek to maintain the high standards of quality, appearance and service of the System, and to that end shall conduct, as it deems advisable, inspections of the Restaurant franchised hereunder, and evaluations of the products sold and services rendered therein.

IV.  FEES

          A. Franchisee shall pay to Franchisor an initial franchise fee of FORTY THOUSAND DOLLARS ($40,000), payable as follows:
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               (1) On or before the date of commencement of construction (as defined in Section IV. of the Development Agreement), TWENTY THOUSAND DOLLARS ($20,000); and

               (2) At least ten (10) days prior to the date on which the Restaurant opens for business, TWENTY THOUSAND DOLLARS ($20,000).

               Upon payment of each portion of the initial franchise fee, that portion shall be deemed fully earned and nonrefundable in consideration for administrative and other expenses incurred by Franchisor in granting this franchise and for Franchisor's lost or deferred opportunity to franchise to others.

          B. During the initial term of this Agreement, Franchisee shall pay to Franchisor a continuing monthly royalty fee in an amount equal to four percent (4%) of the gross sales of the Restaurant, as defined in Section IV.D. hereof.

          C. All monthly payments required by this Section IV. and Sections X.A.(1), X.B.(1)(e) and X.C.(1) shall be paid by the tenth (10th) day of each month on the gross sales for the preceding calendar month, and shall be submitted to Franchisor at the address provided under Section XIX. hereof, in care of the "Treasurer," together with any reports or statements required under
Section IX.B. hereof. Franchisee shall not be entitled to withhold payments due Franchisor on grounds of alleged non-performance by Franchisor of obligations under this Agreement. Any payment or report not actually received by Franchisor on or before such date shall be deemed overdue. If any payment is overdue, Franchisee shall pay Franchisor, in addition to the overdue amount, interest on such amount from the date it was due until paid at the rate of eighteen percent (18%) per annum, or the maximum rate permitted by law, whichever is less. Entitlement to such interest shall be in addition to any other remedies Franchisor may have.

          D. As used in this Agreement, "gross sales" shall include all revenue from the sale of all services and products and all other income of every kind and nature related to the franchised business, whether for cash or credit and regardless of collection in the case of credit; provided, however, that "gross sales" shall not include any (i) sales taxes or other taxes collected from customers by Franchisee for transmittal to the appropriate taxing authority,
(ii) amounts received directly by Franchisee's employees from customers as gratuities or tips for services rendered, (iii) promotional discount sales or coupons to the extent Franchisee realizes no revenue therefrom through issuance, redemption, or otherwise, or (iv) receipts from cigarette vending machines or pay telephones; provided that the exclusions permissionable pursuant to clauses
(iii) and (iv) above shall in no event exceed four percent (4%) of Gross
Receipts.

V.   DUTIES, REPRESENTATIONS, WARRANTIES AND COVENANTS OF FRANCHISEE

          A. Franchisee understands and acknowledges that every detail of the franchised business is important to Franchisee, Franchisor and other franchisees in order to develop and maintain high operating standards, to increase the demand for the services and products sold by all franchisees, and to protect Franchisor's reputation and goodwill.

          B. In the event Franchisee is a corporation or a partnership, Franchisee represents, warrants and covenants that:

               (1) Franchisee is duly organized and validly existing under the state law of its formation;
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               (2) Franchisee is duly qualified and is authorized to do business in each jurisdiction in which its business activities or the nature of the properties owned by it require such qualification;

               (3) Franchisee's corporate charter or written partnership agreement shall at all times provide that the activities of Franchisee are confined exclusively to operating Chili's Grill & Bar restaurants as franchised herein unless otherwise consented to by Franchisor in writing;

               (4) The execution of this Agreement and the transactions contemplated hereby are within Franchisee's corporate power, or if Franchisee is a partnership, permitted under Franchisee's written partnership agreement;

               (5) If Franchisee is a corporation, copies of Franchisee's Articles of Incorporation, Bylaws, other governing documents and any amendments thereto, including the resolution of the Board of Directors authorizing entry into and performance of this Agreement have been promptly furnished to Franchisor; or, if Franchisee is a partnership, copies of Franchisee's written partnership agreement, other governing documents and any amendments thereto have been promptly furnished to Franchisor, including evidence of consent or approval of the entry into and performance of this Agreement by the requisite number or percentage of partners, if such approval or consent is required by Franchisee's written partnership agreement;

               (6) If Franchisee is a corporation or a partnership, all interests in Franchisee are owned as set forth in Attachment F hereto. In addition, if Franchisee is a corporation, Franchisee shall maintain a current list of all owners of record and all beneficial owners of any class of voting securities of the corporation; or if Franchisee is a partnership, Franchisee shall maintain a current list of all owners of an interest in the partnership. Such lists shall be furnished to Franchisor upon request. Franchisee shall execute an addendum to Attachment F as deemed necessary by Franchisor in order to ensure the information contained in Attachment F is true, accurate and complete at all times;

               (7) If Franchisee is a corporation, Franchisee shall maintain stop-transfer instructions against the transfer on its records of any equity securities and each stock certificate of the corporation shall have conspicuously endorsed upon its face a statement in a form satisfactory to Franchisor that it is held subject to and that further assignment or transfer thereof is subject to all restrictions imposed upon assignments by this Agreement; provided, however, that the requirements of this Section V.B.(7) shall not apply to a publicly-held corporation. If Franchisee is a partnership, its written partnership agreement shall provide that ownership of an interest in the partnership is held subject to and that further assignment or transfer is subject to all restrictions imposed upon assignments by this Agreement. If Franchisee is a limited partnership, its Agreement of Limited Partnership may not provide for more than one (1) general partner and if such general partner is a corporation, such corporation shall comply with the provisions of Section V.B.(5) and the first sentence of this Section V.B.(7);

               (8) If any Franchisee's Principal (as defined in Section XXI.F.), officer or director of Franchisee shall cease to serve as such or any individual shall become a Franchisee's Principal subsequent to the execution of this Agreement, Franchisee agrees to provide Franchisor with notice thereof within ten (10) days subsequent to such change. Any new Franchisee's Principal shall execute an addendum to this Agreement agreeing to be individually bound by all obligations of Franchisee's Principals hereunder. If Franchisee is a limited partnership having a corporation as its sole general partner, then those individuals who would be Franchisee's Principals if such corporation was the Franchisee hereunder shall comply with all of the provisions of this Section V.B.(8);

               (9) Benjamin Jacobson, Dennis Pedra, and Paul Hoagland (collectively, the "Guarantors") shall jointly and severally guarantee Franchisee's performance hereunder and shall bind themselves to the terms of this Agreement pursuant to the terms and conditions of the Guaranty attached hereto; and

               (10) Franchisee acknowledges and agrees that the representations, warranties and covenants set forth above at Sections V.B.(1) - (9) are continuing obligations of Franchisee and that any failure to comply with such representations, warranties and covenants shall constitute a material event of default under Section XIII.C. pursuant to which Franchisor may terminate this Agreement.

          C. Prior to opening for business, Franchisee shall comply with all pre-opening requirements set forth in this Agreement, Section IV. of the Development Agreement, the MOD Manual, and/or any other reasonable requirements set forth elsewhere in writing by Franchisor.

          D. Franchisee shall designate and retain an individual to serve as the "Operating Principal" of the franchised business. The Operating Principal shall meet the following qualifications:

               (1) (a) If Franchisee is a corporation, the Operating Principal shall, at all times during which he serves as Operating Principal, be entitled, under its governing documents, to cast a sufficient number of votes to require such corporation to take or omit to take any action which such corporation is required to take or omit to take under the express terms of this Agreement. The Operating Principal must, directly or indirectly, at all times during which he serves as Operating Principal, own at least seven and eight-tenths percent (7.8%) of each class of Franchisee's capital stock issued and outstanding. Direct or indirect ownership shall include, but not be limited to (a) shares in Franchisee owned by a partnership consisting solely of the Operating Principal and his or her relatives, or (b) shares in Developer owned by a trust established by the Operating Principal for the benefit of his or her spouse and/or children, provided that, in the case of (a), the Operating Principal has voting control over all such shares and, in the case of (b), the ownership interest of such trust in Developer is not more than three-tenths percent (0.3%). Upon the written request of Franchisor, the Operating Principal shall provide evidence reasonably satisfactory to Franchisor evidencing the ownership and voting control described in this Section V.D.(l)(a).

                    (b) If Franchisee is a partnership, the Operating Principal shall, at all times during which he serves as Operating Principal be entitled under the partnership agreement or applicable law to act on behalf of the partnership [(x) in his individual capacity by being either (A) the sole managing partner of a general partnership, or (B) the sole general partner of a limited partnership, or (y) by being the sole shareholder of a corporation which is the sole general partner of a limited partnership] without the approval or consent of any other partners of the partnership or be able to cast a sufficient number of votes to require such partnership to take or omit to take any action which such partnership is required to take or omit to take under the express terms of this Agreement. The Operating Principal must, directly or indirectly, at all times during which he serves as Operating Principal, own at least seven and eight-tenths percent (7.8%) of the partnership interests in such partnership (unless the limited partnership interests of the Operating Principal are diluted on a pro-rata basis with all of the other limited partners in the partnership pursuant to a transaction described in Section XII.B.3.(iii) hereof) and must own and control all of the issued and outstanding capital stock of the corporate general partner or corporate managing partner of such partnership. Direct or indirect ownership shall include, but not be limited to (a) partnership interests in Developer owned by a partnership consisting solely of the Operating Principal and his or her relatives, or (b) partnership interests in Developer owned by a trust established by the Operating Principal for the benefit of his or her spouse and/or children, provided that, in the case of (a), the Operating Principal has voting control over all such partnership interests and, in the case of (b), the ownership interest of such trust in Developer is not more than three-tenths percent (0.3%). Upon the written request of Franchisor, the Operating Principal shall provide evidence reasonably satisfactory to Franchisor of the ownership and voting control described in this Section VI.B.(3)(a)(ii).

                    (c) Except as may otherwise be provided in this Agreement, the Operating Principal's interest in Franchisee shall be and shall remain free of any pledge, mortgage, hypothecation, lien, charge, encumbrance, voting agreement, proxy, security interest or purchase right or options.

               (2) The Operating Principal, or such other designee of Franchisee approved or rejected in writing by Franchisor in its sole and absolute discretion ("Operating Designee"), shall devote full time and best efforts to the supervision and conduct of the business franchised hereunder, shall execute this Agreement, and shall be individually bound by all obligations of Franchisee and the Operating Principal hereunder. Dennis Pedra shall initially be the approved Operating Designee acting on behalf of the Franchisee and the Operating Principal. The Operating Designee must, directly or indirectly, at all times during which he serves as Operating Designee, own at least one and two-tenths percent (1.2%) of (i) each class of Franchisee's capital stock issued and outstanding, or (ii) the partnership interests in Franchisee (unless the limited partnership interests of the Operating Designee are diluted on a pro-rata basis with all of the other limited partners in the partnership pursuant to a transaction described in Section XII.B.3.(iii) hereof). The Operating Principal shall be responsible for insuring that the obligations of the Operating Principal as provided herein are fully performed in accordance with this Agreement by the Operating Principal or the Operating Designee, as applicable.

               (3) The Operating Principal shall be a person acceptable to both Franchisee and Franchisor. The granting or withholding by Franchisor of approval of a proposed Operating Principal shall be within the sole and absolute discretion of Franchisor. Benjamin Jacobson shall be the initial Operating Principal.

If, at any time or for any reason, the Operating Principal or the Operating Designee, if applicable, no longer qualifies to act as such, Franchisee shall promptly designate another Operating Principal or a successor Operating Designee, as appropriate, subject to the approval of Franchisor and to the satisfaction of the qualifications listed above. Any sale, transfer or assignment of the Operating Principal's or Operating Designee's interest in Franchisee, or any portion thereof shall be subject to the restrictions on transfer described in Section XII. hereof, and any failure to comply with such requirements shall be deemed a material event of default by Franchisee under
Section XIII.C.(5) hereof.

          E. In connection with the opening of the Restaurant, Franchisee shall conduct, at Franchisee's expense, such promotional and advertising activities as Franchisor may reasonably require. Franchisee agrees that Franchisor, in its reasonable business judgment, may require that the Restaurant be staffed, in whole or in part, by an opening crew composed of specially trained representatives of Franchisor, for a total period not to exceed twelve (12) days before or after the date of opening of the Restaurant. If and only if Franchisee has an insufficient number of employees who have been trained to serve as members of an opening crew pursuant to the criteria set forth in the MOD Manual, then Franchisee further agrees to reimburse Franchisor for all reasonable expenses incurred in providing such opening crew for the Restaurant, including costs of transportation, lodging, meals and wages.

          F. Franchisee agrees that it is important to the operation of the System and the Restaurant franchised hereunder that Franchisee and Franchisee's employees receive such training as Franchisor may require, and to that end agrees as follows:

               (1) a. Prior to the opening of the Restaurant, the Operating Principal or Operating Designee and at least two (2) of Franchisee's managers (up to a maximum of 4 managers) shall attend and complete, to Franchisor's satisfaction, the initial training program conducted by Franchisor and/or employees of Franchisee who have satisfied the initial training program criteria set forth in the MOD Manual. Except as provided in V.F.(1)b., Franchisor shall provide instructors and training materials for the pre-opening initial training of five (5) representatives of Franchisee. Any person subsequently employed by Franchisee in the position of manager and each subsequent Operating Principal or Operating Designee, if any, shall attend and complete, to Franchisor's satisfaction, an initial training program satisfying the criteria set forth in the MOD Manual; and Franchisee shall pay to Franchisor a training fee at the then- current rate being charged by Franchisor to franchisees for such training.

                    b. If Franchisee operates a Chili's Grill & Bar restaurant other than the Restaurant and the Operating Principal or Operating Designee and at least two (2) managers for such restaurant have satisfied the initial training criteria set forth in the MOD Manual, Franchisee may conduct the initial training program required hereunder for Franchisee's managers. If Franchisee conducts such initial training, Franchisee's managers shall satisfactorily complete such training as set forth in the MOD Manual.

               (2) Franchisee shall cause its Operating Principal or Operating Designee, managers and other employees to attend and complete, to Franchisor's satisfaction, such courses, seminars, conferences and other training programs as Franchisor may require from time to time. The Operating Principal or Operating Designee, Franchisee's managers and other employees may also attend such optional courses, seminars, conferences and training programs as Franchisor may offer from time to time. Franchisee shall pay to Franchisor the training fee, if any, then being charged by Franchisor to franchisees for such additional required or optional training.

               (3) Franchisee or its employees shall be responsible for any and all other expenses incurred by them in connection with any training programs hereunder, including, without limitation, the costs of transportation, lodging, meals and wages.

          G. Franchisee shall use the Restaurant premises solely for the operation of the business franchised hereunder; shall keep the business open and in normal operation for such hours and days as Franchisor may from time to time specify in the MOD Manual or as Franchisor may otherwise approve in writing; and shall refrain from using or permitting the use of the premises for any other purpose or activity at any time without first obtaining the written consent of Franchisor.

          H. Franchisee agrees to maintain a competent, conscientious, trained staff, including at least three (3) fully trained full-time managers (one or both of whom may be the Operating Principal and/or the Operating Designee), and to take such steps as are necessary to ensure that its employees preserve good customer relations and comply with such dress code as Franchisor may prescribe.

          I. Franchisee shall meet and maintain the highest health standards and ratings applicable to the operation of the Restaurant. Franchisee shall furnish to Franchisor, within five (5) days after receipt thereof, a copy of any inspection report, warning, citation, certificate and/or rating which indicates Franchisee's failure to meet or maintain the highest applicable health or safety standards in the operation of the Restaurant.

          J. To ensure that the highest degree of quality and service is maintained, Franchisee shall operate the Restaurant in strict conformity with such methods, standards and specifications as Franchisor may from time to time prescribe in the MOD Manual or otherwise in writing. Franchisee agrees:

               (1) To maintain in sufficient supply, and to use and/or sell at all times, only such menu items, ingredients, products, materials, supplies and paper goods as conform with Franchisor's standards and specifications, and to refrain from deviating therefrom by the use or offer of non-conforming items, without Franchisor's prior written consent.

               (2) To sell or offer for sale only such menu items, products and services as have been expressly approved for sale in writing by Franchisor; to sell or offer for sale all types of menu items, products and services specified by Franchisor; to refrain from any deviation from Franchisor's standards and specifications without Franchisor's prior written consent; and to discontinue selling and offering for sale any menu items, products or services which Franchisor may, in its discretion, disapprove in writing at any time. With respect to the offer and sale of all menu items, products and services, Franchisee shall have sole discretion as to the prices to be charged to customers.

               (3) To permit Franchisor or its agents, at any reasonable time, to remove samples of food or non-food items from Franchisee's inventory, or from the Restaurant, without payment therefor, in amounts reasonably necessary for testing by Franchisor or an independent laboratory to determine whether said samples meet Franchisor's then-current standards and specifications. In addition to any other remedies it may have under this Agreement, Franchisor may require Franchisee to bear the cost of such testing if the supplier of the item has not previously been approved by Franchisor or if the sample fails to conform with Franchisor's specifications.

               (4) To purchase and install, at Franchisee's expense, all fixtures, furnishings, equipment, decor and signs as Franchisor may reasonably direct from time to time in the MOD Manual or otherwise in writing; and to refrain from installing or permitting to be installed on or about the Restaurant premises, without Franchisor's prior written consent, any fixtures, furnishings, equipment, decor, signs, games, vending machines or other items not previously approved as meeting Franchisor's standards and specifications.

               (5) To sell or offer for sale products and services only at the Restaurant and to refrain from off-premises sales or catering unless expressly authorized by Franchisor in writing, which authorization shall not be unreasonably withheld or delayed.

          K. Franchisee shall purchase all food items, ingredients, supplies, materials and other products used or offered for sale at the Restaurant solely from suppliers (including manufacturers, distributors and other sources) who demonstrate, to the continuing reasonable satisfaction of Franchisor, the ability to meet Franchisor's then-current standards and specifications for such items, who possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably; and who have been approved in writing by Franchisor prior to any purchases by Franchisee from any such supplier; and who have not thereafter been disapproved. If Franchisee desires to purchase any products from an unapproved supplier, Franchisee shall submit to Franchisor a written request for such approval, or shall request the supplier itself to do so. Franchisee shall not purchase from any supplier until and unless such supplier has been approved in writing by Franchisor. Franchisor shall have the right to require that its representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered, either to Franchisor or to an independent laboratory designated by Franchisor for testing. A charge not to exceed the reasonable cost of the inspection and the actual cost of the test shall be paid by Franchisee or the supplier. Franchisor reserves the right, at its option, to re-inspect from time to time the facilities and products of any such approved supplier and to revoke its approval upon the supplier's failure to continue to meet any of Franchisor's then-current criteria. Nothing in the foregoing shall be construed to require Franchisor to approve any particular supplier.

          L. Franchisee acknowledges and agrees that Franchisor may develop for use in the System certain products which are highly confidential secret recipes and which are trade secrets of Franchisor. Because of the importance of quality and uniformity of production and the significance of such products in the System, it is to the mutual benefit of the parties that Franchisor closely control the production and distribution of such products. Accordingly, Franchisee agrees that, in the event such products become a part of the System, Franchisee shall use only Franchisor's secret recipe products and shall purchase from Franchisor or from a source designated by Franchisor all of Franchisee's requirements of such products.

          M. Franchisee shall require all advertising and promotional materials, signs, decorations, paper goods (including disposable food containers, napkins, menus and all forms and stationery used in the franchised business), and other items which may be designated by Franchisor to bear the Proprietary Marks in the form, color, location and manner prescribed by Franchisor.

          N. Franchisee shall maintain the Restaurant in a high degree of sanitation, repair and condition, and in connection therewith shall make such additions, alterations, repairs and replacements thereto (but no others without Franchisor's prior written consent) as may be required for that purpose, including, without limitation, such periodic repainting or replacement of obsolete signs, furnishings, equipment and decor as Franchisor may reasonably direct.

          O. Upon Franchisor's reasonable request, Franchisee shall make all improvements and alterations that Franchisor may determine to be necessary for the Restaurant to conform with the System image as it may be prescribed by Franchisor at that time. Franchisee shall undertake and complete such improvements and alterations within reasonable times specified by Franchisor. Franchisee acknowledges Franchisor's right to make changes in the System image as it reasonably deems appropriate. Notwithstanding the foregoing, Franchisee shall not be required to make any such improvements or alterations unless at least fifty percent (50%) of the restaurants of the same prototype or style owned and operated by Franchisor have made the same or similar improvements and alterations.

          P. Franchisee shall grant Franchisor and its agents the right to enter upon the Restaurant premises at any time for the purpose of conducting inspections; shall cooperate with Franchisor's representatives in such inspections by rendering such assistance as they may reasonably request; and, upon notice from Franchisor or its agents and without limiting Franchisor's other rights under this Agreement, shall take such steps as may be necessary to correct immediately any deficiencies detected during any such inspection. Should Franchisee, for any reason, fail to correct such deficiencies within a reasonable time as determined by Franchisor, Franchisor shall have the right and authority (without, however, any obligation to do so), to correct such deficiencies and to charge Franchisee a reasonable fee for Franchisor's expenses in so acting, payable by Franchisee immediately upon demand.

          Q. Franchisee shall comply with all other requirements set forth in this Agreement.

VI.  PROPRIETARY MARKS

          A. Franchisor represents with respect to the Proprietary Marks that:

               (1) Franchisor is the owner of all right, title and interest in and to the Proprietary Marks.

               (2) Franchisor has taken and will take all steps reasonably necessary to preserve and protect the ownership in and validity of the Proprietary Marks.

               (3) Franchisor will permit Franchisee and other franchisees to use the Proprietary Marks only in accordance with the System and the standards and specifications attendant thereto which underlie the goodwill associated with and symbolized by the Proprietary Marks.

          B. With respect to Franchisee's licensed use of the Proprietary Marks pursuant to this Agreement, Franchisee agrees that:

               (1) Franchisee shall use only the Proprietary Marks designated by Franchisor, and shall use them only in the manner authorized and permitted by Franchisor.

               (2) Franchisee shall use the Proprietary Marks only for the operation of the business franchised hereunder and only at the location authorized hereunder, or in advertising for the business conducted at or from that location.

               (3) Unless otherwise authorized or required by Franchisor, Franchisee shall operate and advertise the franchised business only under the name "Chili's Grill & Bar" without prefix or suffix.

               (4) During the term of this Agreement and any renewal hereof, Franchisee shall identify itself as the owner of the franchised business in conjunction with any use of the Proprietary Marks, including, but not limited to, uses on invoices, order forms, receipts and contracts, as well as the display of a notice in such content and form and at such conspicuous locations on the premises of the franchised business as Franchisor may designate in writing.

               (5) Franchisee's right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement, and any unauthorized use thereof shall constitute an infringement of Franchisor's rights.

               (6) Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of Franchisor.

               (7) Franchisee shall not use the Proprietary Marks as part of its corporate or other legal name.

               (8) Franchisee shall comply with Franchisor's instructions in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by Franchisor or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability.

               (9) In the event that litigation involving the Proprietary Marks is instituted or threatened against Franchisee, Franchisee shall promptly notify Franchisor and shall cooperate fully in defending or settling such litigation.

          C. Franchisee expressly understands and acknowledges that:

               (1) Franchisor is the owner of all right, title and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them.

               (2) The Proprietary Marks are valid and serve to identify the System and those who are authorized to operate under the System.

               (3) Franchisee shall not directly or indirectly contest the validity or Franchisor's ownership of the Proprietary Marks.

               (4) Franchisee's use of the Proprietary Marks pursuant to this Agreement does not give Franchisee any ownership interest or other interest in or to the Proprietary Marks, except the license granted by this Agreement.

               (5) Any and all goodwill arising from Franchisee's use of the Proprietary Marks in its franchised operation under the System shall inure solely and exclusively to Franchisor's benefit, and upon expiration or termination of this Agreement and the license herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the System or the Proprietary Marks.

               (6) The right and license of the Proprietary Marks granted hereunder to Franchisee is non-exclusive, and Franchisor thus has and retains the rights, among others:

                    (a) To use the Proprietary Marks itself in connection with selling products and services;

                    (b) To grant other licenses for the Proprietary Marks, in addition to those licenses already granted to existing franchisees;

                    (c) To develop and establish other systems using the same or similar Proprietary Marks, or other proprietary marks, and to grant licenses or franchises thereto without providing any rights therein to Franchisee.

               (7) Franchisor reserves the right to substitute different Proprietary Marks for use in identifying the System and the business operating thereunder if Franchisor's currently owned Proprietary Marks no longer can be used, or if Franchisor, in its sole discretion, determines that substitution of different Proprietary Marks will be beneficial to the System, including, but not limited to, restaurants owned by Franchisor.

VII. CONFIDENTIAL MANUAL OF OPERATING DATA

          A. In order to protect the reputation and goodwill of Franchisor and to maintain high standards of operation under Franchisor's Proprietary Marks,

Franchisee shall conduct its business in accordance with the MOD Manual, at least one copy of which Franchisee acknowledges having received on loan from Franchisor for the term of this Agreement.

          B. Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals shall at all times treat the MOD Manual, any other manuals created for or approved for use in the operation of the franchised business, and the information contained therein, as confidential, and shall use all reasonable efforts to maintain such information as secret and confidential. Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals shall not at any time copy, duplicate, record or otherwise reproduce the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person. Notwithstanding anything to the contrary contained in this Agreement, the restrictions on Franchisee's disclosure and use of any confidential information shall not apply to the following:

               (1) information, processes, or techniques which are or become generally known and used in the food service or restaurant industry, other than through disclosure (whether deliberate or inadvertent) by Franchisee;

               (2) disclosure of any confidential information in judicial or administrative proceedings to the extent that Franchisee is legally compelled to disclose such information, provided Franchisee shall have used its best efforts, and shall have afforded Franchisor the opportunity to obtain an appropriate protective order, or other assurance satisfactory to Franchisor, of confidential treatment for the information required to be so disclosed; and

               (3) disclosure to Franchisee's employees to the extent necessary for the proper operation of the Restaurant.

          C. The MOD Manual shall at all times remain the sole property of Franchisor and shall at all times be kept in a secure place on the Restaurant premises.

          D. Franchisor may from time to time revise the contents of the MOD Manual, and Franchisee expressly agrees to comply with each new or changed standard.

          E. Franchisee shall at all times maintain the MOD Manual at the Restaurant and ensure that the MOD Manual is kept current and up to date; and, in the event of any dispute as to the contents of the MOD Manual, the terms of the master copy of the MOD Manual maintained by Franchisor at Franchisor's home office shall be controlling.

VIII.  CONFIDENTIAL INFORMATION

          A. Neither Franchisee, the Operating Principal, the Operating Designee, nor Franchisee's Principals shall, during the term of this Agreement or thereafter, communicate, divulge or use for the benefit of any other person, persons, partnership, association or corporation any confidential information, knowledge or know-how concerning the methods of operation of the business franchised hereunder which may be communicated to Franchisee, the Operating Principal, the Operating Designee, or Franchisee's Principals or of which they may be apprised in connection with the operation of the Restaurant under the terms of this Agreement. Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals shall divulge such confidential information only to such of Franchisee's employees as must have access to it in order to operate the franchised business and who are either the Operating Principal, the Operating Designee, a Franchisee's Principal, or who have signed an agreement substantially in the form attached hereto as Attachment B, C, D, or

E. Any and all information, knowledge, know-how and techniques provided by Franchisor to Franchisee shall be deemed confidential for purposes of this Agreement.

          B. Franchisee shall require its restaurant managers, members of Board of Directors (except for Franchisee's Principals), any other person or entity having access to any confidential information of Franchisor, and any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation (or of any corporate general partner and any individual or corporation directly or indirectly controlling a general partner of Franchisee, if Franchisee is a partnership), to execute covenants that they will maintain the confidentiality of information they receive in connection with their relationship with Franchisee. Such covenants shall be substantially in the form contained in Attachment B for Franchisor's restaurant managers and other persons having access to confidential information of Franchisor.

          C. Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals acknowledge that any failure to comply with the requirements of this Section VIII., or the willful and knowing aiding or abetting of a third party in an action which would be a breach of Section VIII or a breach of the agreement attached hereto as Attachment B if such third party had been a party to either this Agreement, or the agreement attached hereto as Attachment B, respectively, shall constitute a material event of default under
Section XIII.C.(7) and will cause Franchisor irreparable injury; and, therefore, Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals agree to pay all court costs and reasonable attorneys' fees incurred by Franchisor in obtaining specific performance of, or an injunction against violation of, the requirements of this Section VIII.

IX.  ACCOUNTING AND RECORDS

          A. Franchisee shall maintain during the term of this Agreement, and shall preserve for at least five (5) years from the dates of their preparation, full, complete and accurate books, records and accounts in accordance with generally accepted accounting principles and in the form and manner prescribed by Franchisor from time to time in the MOD Manual or otherwise in writing.

          B. Franchisee shall submit to Franchisor, at the address provided under Section XIX. hereof, in care of the "Treasurer," no later than the tenth
(10th) day of each month during the term of this Agreement after the opening of the franchised business, a remittance report, in the form prescribed by Franchisor, accurately reflecting all gross sales during the preceding calendar month, and such other data or information as Franchisor may require. In particular, and without limiting the foregoing, Franchisee shall submit a quarterly and fiscal-year-to-date profit and loss statement (which may be unaudited) for the franchised business, and shall submit copies of all state sales tax returns for the franchised business.

          C. Franchisee shall, at Franchisee's expense, submit to Franchisor, in the form prescribed by Franchisor, a quarterly balance sheet (which may be unaudited) within thirty (30) days after the end of each quarter of the fiscal year of the franchised business during the term hereof. Each such statement shall be signed by Franchisee or by Franchisee's treasurer or chief financial officer attesting that it is true, complete and correct.

          D. Franchisee shall, at its expense, provide to Franchisor a complete audited annual financial statement prepared by an independent certified public accountant satisfactory to Franchisor, within ninety (90) days after the end of each fiscal year of the franchised business during the term hereof, showing the results of operations of the franchised business during said fiscal year.

          E. Franchisee shall also submit to Franchisor, for review or auditing, such other forms, reports, records, information and data as Franchisor may reasonably designate, in the form and at the times and places reasonably required by Franchisor, upon request and as specified from time to time in the MOD Manual or otherwise in writing.

          F. Franchisor or its designated agents shall have the right at all reasonable times to examine and copy, at Franchisor's expense, the books, records and sales and liquor tax returns of Franchisee. Franchisor shall also have the right, at any time, to have an independent audit made of the books of Franchisee. If an inspection should reveal that any payments have been understated in any report to Franchisor, then Franchisee shall immediately pay to Franchisor the amount understated upon demand, in addition to interest from the date such amount was due until paid, at the rate of eighteen percent (18%) per annum, or the maximum rate permitted by law, whichever is less. If an inspection discloses an understatement in any report of two percent (2%) or more, Franchisee shall, in addition, reimburse Franchisor for any and all costs and expenses connected with the inspection (including, without limitation, travel, lodging and wage expenses and reasonable accounting and legal costs). The foregoing remedies shall be in addition to any other remedies Franchisor may have.

X.   ADVERTISING

          Recognizing the value of advertising, and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the System, the parties agree as follows:

          A. Until Franchisor has established a cooperative for the administration of a regional advertising program, as defined in Section X.B. below, or a national advertising fund, as defined in Section X.C. below, applicable to the Restaurant, the Franchisee shall be obligated to expend or contribute the following sums during the term of this Agreement in the manner provided below:

               (1) One-half of one percent (1/2%) of the gross sales of the Restaurant for the preceding month shall be paid to Franchisor on the tenth
(10th) day of each month in the manner provided in Section IV.C. to be used exclusively for the purpose of maintaining, administering, directing and preparing advertising and promotional activities for the benefit of the System, including, but not limited to, creative costs associated therewith.

               (2) Two percent (2%) of the gross sales of the Restaurant shall be spent by Franchisee on appropriate local advertising approved by Franchisor for the benefit of the Restaurant. Franchisor shall have the right to require reasonable documentation, on a semi- annual basis, to evidence that expenditures by Franchisee have been made or contracted for. Franchisee shall have the discretion to expend such funds as and when Franchisee reasonably deems appropriate, so long as the Franchisee's expenditure schedule is acceptable to Franchisor in its reasonable discretion. Notwithstanding the above, in the event such funds have not been spent or committed by Franchisee as scheduled, Franchisor may require the Franchisee to remit such funds to Franchisor to be spent on local advertising in the local area of the Restaurant.

          B. Franchisee agrees that Franchisor shall have the right, in its discretion, to designate any geographical area (e.g., an area of dominant influence or "ADI") as a region for purposes of establishing an advertising cooperative ("Cooperative"). A Cooperative may be composed of one or more Chili's Grill & Bar restaurants operated by Franchisor and/or one or more

Chili's Grill & Bar restaurants operated by Franchisee or another franchisee of Franchisor. In the event a Cooperative is established for a geographic area which includes the ADI, if any, in which the Restaurant is located, Franchisor agrees that the Cooperative shall administer an advertising program within such ADI. If a Cooperative has been established for the geographic area in which the Restaurant is located at the time the Franchisee commences business hereunder, Franchisee shall immediately become a member of such Cooperative. If a Cooperative applicable to the Franchisee's Restaurant is established at any later time during the term of this Agreement, Franchisee shall become a member of such Cooperative no later than thirty (30) days after the date on which the Cooperative commences operation as provided below:

               (1) Each Cooperative shall be organized and governed in a form and manner, and shall commence operation on a date, approved in advance by Franchisor in writing.

                    (a) Each Cooperative shall be organized for the exclusive purposes of administering regional advertising programs and developing, subject to Franchisor's approval, standardized promotional materials for use by the members in local advertising.

                    (b) Each Cooperative shall be Franchisor's designee for maintaining and administering advertising and promotional programs in each region and all contributions to and expenditures of each Cooperative shall be subject to the provisions applicable to the Fund set forth in Section X.C. hereof.

                    (c) No advertising or promotional plans or materials may be used by a Cooperative or furnished to its members without the prior approval of Franchisor. All such plans and materials shall be submitted to Franchisor in accordance with the procedure set forth in Section X.D. hereof.

                    (d) All payments pursuant to Section X.B.(l)(e) and any earnings thereon shall be used exclusively to meet any and all costs of maintaining, advertising, directing and preparing advertising and/or promotional activities (including, among other things, the cost of preparing and conducting television, radio, magazine and newspaper advertising campaigns, direct mail and outdoor billboard advertising; marketing surveys and other public relations activities; employing advertising agencies to assist therein; and providing promotional brochures and other marketing materials to the restaurants operated under the System) in connection with the regional advertising program.

                    (e) Franchisee shall submit to the Cooperative, no later than the tenth (10th) day of each month, for the preceding calendar month, three percent (3%) of the gross sales of the Restaurant, and shall submit to the Cooperative and to Franchisor, by such date, such other statements or reports as may be required by Franchisor or by the Cooperative with Franchisor's prior written approval. Franchisee's obligation to provide such statements or reports shall be subject to Section IX.

               (2) Franchisor, in its sole discretion, may grant to any franchisee an exemption for any length of time from the requirement of membership in a Cooperative, upon written request of such franchisee stating reasons supporting such exemption. Franchisor may require as a condition of granting such exemption that the franchisee expend on local advertising, in a manner approved in advance by Franchisor, and supported by such proof of expenditures as Franchisor may require, at least the amount that the franchisee would have contributed to a Cooperative. Franchisor's decision concerning such request for exemption shall be final.

               (3) In addition to the advertising contribution described in
Section X.B.(1)(e), the Franchisee shall spend each month, one-half of one percent (1/2%) of gross sales of the Restaurant for the preceding month on appropriate local advertising approved by Franchisor for the benefit of the Restaurant. Franchisor shall have the right to require reasonable documentation, on a semi-annual basis to evidence such expenditures. Franchisee shall have the discretion to expend such funds as and when Franchisee reasonably deems appropriate as long as Franchisee's expenditure schedule is acceptable to the Franchisor in its reasonable discretion. In the event such funds are not expended or committed by Franchisee as scheduled, Franchisor may require the Franchisee to remit such funds to Franchisor to be spent on local advertising in the Restaurant's local area.

          C. Upon establishment of a national advertising fund as defined in
Section X.C.(1) hereof, Franchisee's obligations shall be as follows:

               (1) On the tenth (10th) day of each month during the term of this Agreement, Franchisee shall contribute an amount equal to three and one-half percent (3-1/2%) of Franchisee's gross sales for the preceding month for advertising and promotional purposes in the manner provided in Section IV.C. Franchisee shall allocate its contributions as Franchisor may designate between the national advertising fund (hereinafter "Fund"), described in Section X.C.(2) hereof, and any Cooperative designated for Franchisee's Restaurant, as defined in Section X.B. hereof, provided, however, that Franchisee shall not be obligated to expend or contribute more than three and one-half percent (3-1/2%) of Franchisee's monthly gross sales for advertising and promotional purposes. Franchisee is encouraged and will be permitted to conduct additional local advertising at its expense, subject to the terms and conditions contained in
Section X.D. hereof.

               (2) Franchisee agrees to make contributions to the Fund as required under Section X.C.(1) hereof, and further agrees that the Fund shall be maintained and administered by Franchisor or its designee, as follows:

                    (a) Franchisor shall oversee all advertising and promotional programs with sole discretion to approve or disapprove the creative concepts, materials and media used in such programs, and the placement and allocation thereof. Franchisee agrees and acknowledges that the Fund is intended to maximize general public recognition and acceptance of the Proprietary Marks for the benefit of the System.

                    (b) The Fund, all contributions thereto, and any earnings thereon shall be used exclusively to meet any and all costs of maintaining, administering, directing and preparing advertising and/or promotional activities (including, among other things, the cost of preparing and conducting television, radio, magazine and newspaper advertising campaigns; direct mail and outdoor billboard advertising; marketing surveys and other public relations activities; employing advertising agencies to assist therein; and providing promotional brochures and other marketing materials to the restaurants operated under the System).

                    (c) Franchisee shall contribute to the Fund by separate check made payable to the Fund. All sums paid by the Franchisee to the Fund shall be maintained in an account separate from the other monies of Franchisor and shall not be used to defray any of Franchisor's expenses, except for such reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the Fund and advertising programs for franchisees and the System. The Fund and its earnings shall not otherwise inure to the benefit of Franchisor. Franchisor or its designee shall maintain separate bookkeeping accounts for the Fund.

                    (d) It is anticipated that all contributions to and earnings of the Fund shall be expended for advertising and/or promotional purposes during the taxable year within which the contributions and earnings are received. If, however, excess amounts remain in the Fund at the end of such taxable year, all expenditures in the following taxable year(s) shall be made first out of accumulated earnings from previous years, next out of earnings in the current year, and finally from contributions.

                    (e) The Fund shall not be an asset of Franchisor or its designee. A statement of the operations of the Fund as shown on the books of Franchisor or its designee shall be prepared annually by Franchisor and shall be made available to Franchisee upon Franchisee's request.

                    (f) Although the Fund is intended to be of perpetual duration, Franchisor maintains the right to terminate the Fund. The Fund shall not be terminated, however, until all monies in the Fund have been expended for advertising and/or promotional purposes.

          D. All advertising and promotion by Franchisee in any medium shall be conducted in a dignified manner and shall conform to the standards and requirements of Franchisor as set forth in the MOD Manual or otherwise. Franchisee shall obtain Franchisor's prior approval of all advertising and promotional plans and materials that Franchisee desires to use and that have not been prepared or previously approved by Franchisor within one (1) year. Franchisee shall submit such unapproved plans and materials to Franchisor (by personal delivery or through the mail, return receipt requested), and Franchisor shall approve or disapprove such plans and materials within fourteen (14) days from the date of receipt thereof by Franchisor. Franchisee shall use no such plans or materials until they have been approved by Franchisor and shall promptly discontinue use of any advertising or promotional plans or materials upon notice from Franchisor.

          E. Franchisee shall have the right to sell its products and offer services at any prices it may determine, and shall in no way be bound by any price which may be recommended or suggested by Franchisor.

XI.  INSURANCE

          A. Franchisee shall procure, prior to the commencement of any operations under this Agreement, and shall maintain in full force and effect at all times during the term of this Agreement at Franchisee's expense, an insurance policy or policies protecting Franchisee and Franchisor, and their respective subsidiaries, officers, directors, partners and employees, against any demand or claim with respect to personal injury, death or property damage, or any loss, liability or expense whatsoever arising or occurring in connection with the franchised business.

          B. Such policy or policies shall be written by a responsible carrier or carriers acceptable to Franchisor and shall include, at a minimum (except as additional coverages and higher policy limits may reasonably be specified by Franchisor from time to time), in accordance with standards and specifications set forth in the MOD Manual or otherwise in writing, the following:

               (1) Comprehensive General Liability Insurance, including broad form contractual liability, broad form property damage, personal injury, completed operations, products liability, host liquor liability and fire damage coverage, in the amount of One Million Dollars ($1,000,000) per occurrence for bodily injury, and Five Hundred Thousand Dollars ($500,000) per occurrence for property damage.

               (2) "All Risks" coverage (including or excluding earthquake and flood) for the full cost of replacement of the Restaurant premises and all other property in which Franchisor may have an interest; if such insurance policy is to contain a co-insurance clause, the co- insurance requirement may not be less than ninety percent (90%).

               (3) Employer's Liability and Workers' Compensation insurance in amounts prescribed by the state or locality in which the franchised business is located and operated; and such other insurance as may be required by the state or locality in which the franchised business is located and operated.

               (4) Franchisee may, with the prior written consent of Franchisor, elect to have reasonable deductibles in connection with the coverage required under Sections XI.B.(l) and (2) hereof.

          C. In connection with any construction, renovation, refurbishment or remodeling of the Restaurant, Franchisee shall maintain Builder's Risks insurance in form and amount, and written by a carrier or carriers, reasonably satisfactory to Franchisor.

          D. Franchisee's obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by Franchisor, nor shall Franchisee's performance of that obligation relieve it of liability under the indemnity provisions set forth in Section XVII.C. of this Agreement.

          E. All public liability and property damage policies shall contain a provision that Franchisor, although named as an insured, shall nevertheless be entitled to recover under said policies on any loss occasioned to Franchisor or its servants, agents or employees by reason of the negligence of Franchisee or its servants, agents or employees.

          F. At least thirty (30) days prior to the time any insurance is first required to be carried by Franchisee, and thereafter at least thirty (30) days prior to the expiration of any such policy, Franchisee shall deliver to Franchisor Certificates of Insurance evidencing the proper coverage with limits not less than those required hereunder. In addition, if requested by Franchisor, Franchisee shall deliver to Franchisor a copy of the insurance policy or policies required hereunder. All insurance policies required hereunder, with the exception of Workers' Compensation, shall name Franchisor, and each of its partners, subsidiaries, affiliates, officers, directors, agents and employees as additional insureds. Further, all insurance policies required hereunder shall expressly provide that no less than thirty (30) days' prior written notice shall be given to Franchisor in the event of a material alteration to or cancellation of the policies.

          G. Should Franchisee, for any reason, fail to procure or maintain the insurance required by this Agreement, as such requirements may be revised from time to time by Franchisor in the MOD Manual or otherwise in writing, Franchisor shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance and to charge same to Franchisee, which charges, together with a reasonable fee for Franchisor's expenses in so acting, shall be payable by Franchisee immediately upon notice. The foregoing remedies shall be in addition to any other remedies Franchisor may have.

XII. TRANSFER OF INTEREST

          A. TRANSFER BY FRANCHISOR:

               Franchisor shall have the right to transfer or assign this Agreement and all or any part of its rights or obligations herein to any person or legal entity.

          B. TRANSFER BY FRANCHISEE:

               (1) Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee, and that Franchisor has granted this franchise in reliance on the business skill, financial capacity and personal character of the Franchisee and any guarantor of Franchisee. Accordingly, neither Franchisee nor any initial or subsequent successor or assign to any part of Franchisee's interest in this franchise, nor any individual, partnership, corporation or other entity which directly or indirectly has or owns any interest in this Agreement, in the franchised business or in Franchisee shall sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any direct or indirect interest in this Agreement, in the franchised business or in any entity which owns this franchise without the prior written consent of Franchisor; provided, however, that Franchisor's prior written consent shall not be required for a transfer of less than a one percent (1%) interest in a publicly-held corporation, and further, Franchisor's prior written consent for a Minority Interest Transfer (as hereinafter defined) shall be exclusively based upon the requirements enumerated in Section XII.B.(3) hereof. A publicly-held corporation is a corporation having its securities registered pursuant to Section 12 under the Securities Exchange Act of 1934, as amended, or a corporation subject to the requirements of Section 15(d) under the Securities Exchange Act of 1934, as amended. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of Franchisor required by this Section XII.B.(l) shall be null and void and shall constitute a material breach of this Agreement, for which Franchisor may then terminate this Agreement without opportunity to cure pursuant to
Section XIII.C.(5) of this Agreement.

               (2) Franchisor shall not unreasonably withhold its consent to a transfer of any interest in Franchisee, in the franchised business or in this Agreement. Franchisor may, in its sole discretion, require any or all of the following as conditions of its approval:

                    (a) All of Franchisee's accrued monetary obligations and all other outstanding obligations to Franchisor, its subsidiaries and its affiliates shall have been satisfied;

                    (b) Franchisee is not in material default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and Franchisor, or its subsidiaries and affiliates;

                    (c) The transferor shall have executed a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its officers, directors, shareholders and employees, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement and federal, state and local laws, rules and ordinances;

                    (d) If the transferee is the Operating Principal or the Operating Designee, then the requirements of Section V.D. shall be satisfied by such transferee;

                    (e) If the transferee is a Franchisee's Principal, then the requirements of Section V.B.(8) shall be satisfied by such transferee;

                    (f) The transferee shall enter into a written agreement, in a form satisfactory to Franchisor, assuming full, unconditional, joint and several liability for and agreeing to perform from the date of the transfer, all obligations, covenants and agreements contained in this Agreement which the transferor was obligated to perform. If, however, the transferee is to become an Operating Principal, Operating Designee, or Franchisee's Principal, such transferee shall be required to enter into a written agreement, in a form reasonably satisfactory to Franchisor assuming full, unconditional, joint and several liability for and agreeing to perform from the date of the transfer, all obligations, covenants, and agreements contained in this Agreement;

                    (g) The transferee shall demonstrate to Franchisor's satisfaction that transferee meets the criteria considered by Franchisor when reviewing a prospective franchisee's application for a franchise including but not limited to Franchisor's educational, managerial and business standards; transferee's good moral character, business reputation and credit rating; transferee's aptitude and ability to conduct the business franchised herein (as may be evidenced by prior related business experience or otherwise); transferee's financial resources and capital for operation of the business; and the geographic proximity of other Chili's Grill & Bar restaurants owned or operated by transferee and the territories or areas with respect to which transferee is obligated to develop Chili's Grill & Bar restaurants pursuant to any development agreement between Franchisor and Franchisee, in relation to the Restaurant.

                    (h) At Franchisor's option, the transferee shall execute (and/or, upon Franchisor's request, shall cause all interested parties to execute), for a term ending on the expiration date of this Agreement and with such renewal term as may be provided by this Agreement, the standard form franchise agreement then being offered to new System franchisees and other ancillary agreements as Franchisor may require for the franchised business, which agreements shall supersede this Agreement and its ancillary documents in all respects and the terms of which agreements may differ from the terms of this Agreement, except that the percentage royalty fee and advertising contribution shall remain unchanged; provided, however, that the transferee shall not be required to pay any initial franchise fee;

                    (i) The transferee, at its expense, shall upgrade the Restaurant to conform to the then-current standards and specifications of System restaurants, and shall complete the upgrading and other requirements within the time specified by Franchisor. Notwithstanding the foregoing, Franchisee shall not be required to make any such upgrade unless at least fifty percent (50%) of the restaurants of the same prototype or style owned or operated by Franchisor have made the same or similar upgrade;

                    (j) If a transfer of all of Franchisee's interest in this Agreement, Franchisee and any guarantor of Franchisee shall remain liable for all of the obligations to Franchisor in connection with the franchised business prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by Franchisor to evidence such liability;

                    (k) At the transferee's expense, the transferee, the transferee's manager, the transferee's Operating Principal and the transferee's Operating Designee, if applicable, shall complete any training programs then in effect for franchisees upon such terms and conditions as Franchisor may reasonably require;

                    (l) Franchisee shall pay a transfer fee in an amount sufficient to reimburse Franchisor for its actual and reasonable costs and expenses associated with reviewing the application to transfer, including, without limitation, legal and accounting fees; and

                    (m) If transferee is a corporation or a partnership, transferee shall make and will be bound by any or all of the representations, warranties and covenants set forth at Section V.B. as Franchisor requests. Transferee shall provide to Franchisor evidence satisfactory to Franchisor that the terms of Section V.B. have been satisfied and are true and correct on the date of transfer.

               (3) Franchisor will apply the transfer requirements set forth in
Section XII.B.(2) to all transfers requiring Franchisor's consent except a Minority Interest Transfer (as hereinafter defined). Franchisor shall not unreasonably withhold its consent to a transfer of any interest in Franchisee, in the franchised business or in this Agreement. Minority Interest Transfer shall be defined as a transfer or transfers by an interest holder or holders in Franchisee or in a general partner of Franchisee wherein such interest holder(s) do not include the Operating Principal and the Operating Designee. Notwithstanding the foregoing, the Operating Principal and the Operating Designee shall be permitted to transfer any direct or indirect ownership interest in Developer provided that the voting control and minimum ownership requirements set forth in Section V.D. of this Agreement continue to be satisfied. Minority Interest Transfer shall be defined further to exclude any transfer by an interest holder or holders in Franchisee or in a general partner of Franchisee, which transfer(s) is/are reasonably calculated to be made in conjunction with, as a part of, reasonably contemporaneous with, or in the same transaction with, any transfer by the Operating Principal or Operating Designee. Franchisor may, in its sole discretion, require any or all of the following as conditions of its approval of a Minority Interest Transfer (except for a Minority Interest Transfer or a series of Minority Interest Transfers (i) from Holdings Group, Inc. to an investment partnership controlled by the controlling shareholder of Tiger Management Corporation, (ii) in which, in the aggregate, ten percent (10%) or less of the interest of the transferor is to be transferred to (x) a partnership consisting solely of the transferor and his or her relatives, or (y) a trust established by the transferor for the benefit of his or her spouse or children), or (iii) in which additional limited partnership interests in Franchisee are issued to certain key employees of, or consultants to, Franchisee pursuant to Section 2.2 of Franchisee's Agreement of Limited Partnership in an amount not to exceed twelve percent (12%) of the aggregate limited partnership interests in Franchisee (after taking such issuance into consideration), provided that each such transferee is already a limited partner in Franchisee and will not become the Operating Principal, Operating Designee, or a Franchisee's Principal:

                    (a) All of Franchisee's accrued monetary obligations and all other outstanding obligations to Franchisor, its subsidiaries and its affiliates shall have been satisfied;

                    (b) Franchisee is not in material default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and Franchisor, or its subsidiaries and affiliates;

                    (c) The transferor shall have executed a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its officers, directors, shareholders and employees, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement and federal, state and local laws, rules and ordinances;

                    (d) The transferee, if such person is to become the Operating Principal or the Operating Designee, or if a person or entity described in Section VIII.B. of this Agreement (and upon Franchisor's request, all interested parties), shall enter into a written agreement, in a form satisfactory to Franchisor, assuming full, unconditional, joint and several liability for and agreeing to perform from the date of the transfer, the covenants and agreements contained in Sections VII., VIII., and XV. of this Agreement;

                    (e) The transferee shall demonstrate to Franchisor's satisfaction the following: that transferee meets the criteria considered by Franchisor when reviewing a prospective franchisee's application for a franchise, including but not limited to, Franchisor's educational, managerial and business standards; that transferee (if such transferee is to serve as the Operating Principal, the Operating Designee, or as a Franchisee's Principal) possesses a good moral character, business reputation and credit rating; that transferee (if such transferee is to serve as the Operating Principal, the Operating Designee, or as a Franchisee's Principal) has the aptitude and ability to conduct the business franchised herein (as may be evidenced by prior related business experience or otherwise); and that transferee has reasonably adequate financial resources and capital to operate the business;

                    (f) Franchisee and any guarantor of Franchisee shall remain liable for all of the obligations to Franchisor in connection with the franchised business prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by Franchisor to evidence such liability;

                    (g) The transferor shall pay a transfer fee in an amount sufficient to reimburse Franchisor for its actual and reasonable costs and expenses associated with reviewing the application to transfer, including, without limitation, legal and accounting fees; and

                    (h) If transferee is a corporation or a partnership, transferee shall make and will be bound by any or all of the representations, warranties and covenants set forth at Section V.B. as Franchisor requests. Transferee shall provide to Franchisor evidence satisfactory to Franchisor that the terms of Section V.B. have been satisfied and are true and correct on the date of transfer.

               (4) Franchisee shall not grant a security interest in the franchised business or in any of its assets, without Franchisor's prior written consent, which shall not be unreasonably withheld. In connection therewith, the secured party will be required by Franchisor to agree that in the event of any default by Franchisee under any documents related to the security interest, Franchisor shall have the right and option to be substituted as obligor to the secured party and to cure any default of Franchisee.

               (5) Franchisee acknowledges and agrees that each condition which must be met by the transferee is reasonable and necessary to assure such transferee's full performance of the obligations hereunder.

          C. TRANSFER FOR CONVENIENCE OF OWNERSHIP:

               In the event the proposed transfer is to a corporation or partnership formed solely for the convenience of ownership, Franchisor's consent may be conditioned upon any of the requirements set forth at Section XII.B.(2), except that the requirements set forth at Sections XII.B.(2)(c), (g), (h), (i),
(k) and (1) shall not apply. With respect to a transfer to a corporation or partnership formed for the convenience of ownership, Franchisee shall be the owner of all of the voting stock or interest of the corporation and if Franchisee is more than one individual, each individual shall have the same proportionate ownership interest in the corporation as he had in Franchisee prior to the transfer.

          D. RIGHT OF FIRST REFUSAL:

               (1) Any party holding any interest in this Agreement, in Franchisee or in the franchised business who desires to accept any BONA FIDE offer from a third party to purchase such interest shall promptly notify Franchisor in writing of each such offer, and shall provide such information and documentation relating to the offer as Franchisor may require. Franchisor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification, to send written notice to the seller that Franchisor intends to purchase the seller's interest on the same terms and conditions offered by the third party. In the event that Franchisor elects to purchase the seller's interest, closing on such purchase must occur within thirty (30) days from the date of notice to the seller of the election to purchase by Franchisor. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Section XII.D. shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section XII., with respect to a proposed transfer.

               (2) In the event an offer from a third party provides for payment of consideration other than cash or involves certain intangible benefits, Franchisor may elect to purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the reasonable equivalent in cash of the non-cash part of the offer, then Franchisor shall appoint an independent appraiser and Developer shall appoint an independent appraiser. In the event both parties do not select the same appraiser, the two appraisers shall select a third appraiser which shall, within thirty (30) days of appointment, determine the fair market value of the non-cash part of the offer, and its determination shall be binding. If, however, due to the comparative tax consequences of such transactions, Franchisor's cash offer compares unfavorably to an offer made by a third party including, in whole or in part, non-cash consideration, then Franchisee may elect to rescind its acceptance of such third party offer and Franchisor shall have no right of first refusal with respect to such offer.

               (3) Notwithstanding anything in this Section XII.D. to the contrary, Franchisor agrees to waive the right of first refusal described herein with respect to Minority Interest Transfers and transfers by the Operating Principal and Operating Designee if the Operating Principal and the Operating Designee will continue to satisfy the voting control and minimum ownership requirements set forth in Section V.D. of this Agreement.

          E. TRANSFER UPON DEATH OR PERMANENT DISABILITY:

               (1) Upon the death of any person with an interest in this Agreement, the franchised business or in Franchisee (the "Deceased"), the executor, administrator or other personal representative of the Deceased shall transfer such interest to a third party approved by Franchisor and meeting the requirements set forth in this Agreement within twelve (12) months after the death. If no personal representative is designated or appointed or no probate proceedings are instituted with respect to the estate of the Deceased, then the distributee of such interest must be approved by Franchisor. If the distributee is not approved by Franchisor, then the distributee shall transfer such interest to a third party approved by Franchisor within twelve (12) months after the death of the Deceased.

               (2) Upon the permanent disability of any person with an interest in this Agreement, the franchised business or in Franchisee, Franchisor may, in its sole discretion, require such interest to be transferred to a third party meeting the requirements set forth in this Agreement in accordance with the conditions described in this Section XII. within twelve (12) months after notice to Franchisee. "Permanent disability" shall mean any physical, emotional or mental injury, illness or incapacity which would prevent a person from performing the obligations set forth in this Agreement or in the Guaranty attached to this Agreement for at least ninety (90) consecutive days and from which condition recovery within ninety (90) days from the date of determination of disability is unlikely. Permanent disability shall be determined by a licensed practicing physician selected by Franchisor upon examination of the person; or if the person refuses to submit to an examination, then such person shall be automatically deemed permanently disabled as of the date of such refusal for the purpose of this Section XII. The costs of any examination required by this Section XII.E.(2) shall be paid by Franchisor.

               (3) Upon the death or claim of permanent disability of any person with an interest in this Agreement, the franchised business or in Franchisee, Franchisee or a representative of Franchisee must promptly notify Franchisor of such death or claim of permanent disability. Any transfer upon death or permanent disability shall be subject to the same terms and conditions as described in Section XII. for any INTER VIVOS transfer. If an interest is not transferred upon death or permanent disability as required in this Section XII.E., in accordance with the terms and conditions of this Section XII., Franchisor may terminate this Agreement.

          F. NON-WAIVER OF CLAIMS:

          Franchisor's consent to a transfer of any interest in the franchise granted herein shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

          G. OFFERINGS BY FRANCHISEE:

          Securities or partnership interests in Franchisee may be offered to the public by private offering or otherwise, only with the prior written consent of Franchisor (whether or not Franchisor's consent is required under Section XII.B. hereof), which consent shall not be unreasonably withheld. All materials required for such offering by federal or state law shall be submitted to Franchisor for a limited review as discussed below prior to their being filed with any governmental agency; and any materials to be used in any exempt offering shall be submitted to Franchisor for such review prior to their use. No Franchisee offering shall imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating in an underwriting, issuance or offering of Franchisee or Franchisor securities; and Franchisor's review of any offering shall be limited solely to the subject of the relationship between Franchisee and Franchisor. Franchisor may, at its option, require Franchisee's offering materials to contain a written statement prescribed by Franchisor concerning the limitations described in the preceding sentence. Franchisee and the other participants in the offering must fully indemnify Franchisor in connection with the offering. For each proposed offering, Franchisee shall pay to Franchisor a non-refundable fee of Five Thousand Dollars ($5,000), or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees. Franchisee shall give Franchisor written notice at least thirty (30) days prior to the date of commencement of any offering or other transaction covered by this Section XII.G.

XIII.     DEFAULT AND TERMINATION

          A. Franchisee acknowledges and agrees that each of the Franchisee's obligations described in this Agreement is a material and essential obligation of Franchisee; that nonperformance of such obligations will adversely and substantially affect the Franchisor and the System; and agrees that the exercise by Franchisor of the rights and remedies set forth herein are appropriate and reasonable.

          B. Franchisee shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Franchisee, if Franchisee shall become insolvent or makes a general assignment for the benefit of creditors; or if Franchisee files a voluntary petition under any section or chapter of federal bankruptcy laws or under any similar law or statute of the United States or any state thereof, or admits in writing its inability to pay its debts when due; or if Franchisee is adjudicated a bankrupt or insolvent in proceedings filed against Franchisee under any section or chapter of federal bankruptcy laws or under any similar law or statute of the United States or any state thereof, or if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee; or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under any state or federal law should be instituted by or against Franchisee and are not dismissed within thirty (30) days; or if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); or if Franchisee is dissolved; or if execution is levied against Franchisee's business or property and such execution is not lifted, released, or dismissed within thirty (30) days; or if suit to foreclose any lien or mortgage against the Restaurant premises or equipment is instituted against Franchisee and not dismissed within thirty (30) days; or if the real or personal property of Franchisee's Restaurant shall be sold after levy thereupon by any sheriff, marshal or constable; or if any legal entity affiliated with Franchisee (or having the same or substantially similar management and ownership composition to Franchisee including, but not limited to, NE Restaurant (Cambridge) Limited Partnership, a Massachusetts limited partnership, and NE Restaurant (Glastonbury) Limited Partnership, a Connecticut limited partnership) which is the franchisee under a separate Franchise Agreement with Franchisor, or is the developer under any Development Agreement with Franchisor, is in default under any similar provision or provisions of such other Franchise Agreement or Development Agreement. If Franchisee is a limited partnership, all of the events of default described in this Section XIII.B. shall be read to include similar events involving Franchisee's general partner.

          C. Franchisee shall be deemed to be in default and Franchisor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Franchisee any opportunity to cure the default, effective immediately upon notice to Franchisee, upon the occurrence of any of the following events:

               (1) If Franchisee at any time forfeits the right to do or transact business in the jurisdiction where the Restaurant is located and such right is not reinstated within ten (10) days thereafter, ceases to operate or otherwise abandons the franchised business, or loses the right to possession of the premises. Notwithstanding the foregoing, if the Restaurant is damaged by fire or other casualty, Franchisee shall, at its sole cost and expense, expeditiously repair such damage as soon as possible after the occurrence thereof. In the event such casualty loss requires the closing of the Restaurant for more than ninety (90) days, then unless repair and reconstruction work has commenced in earnest within such ninety (90) day period, and unless the Restaurant is reopened and in full operation no later than one (1) year after the date of such casualty, then same shall constitute a default hereunder.

Provided that the prior written approval of Franchisor is obtained, which approval shall not be unreasonably withheld, but may be conditioned upon the payment of an agreed minimum royalty to Franchisor during the period in which the Restaurant is not in operation due to fire or other casualty, Franchisee may construct and open a different Restaurant within the trade area of such damaged Restaurant within one (1) year after the date of such casualty loss. Such substituted Restaurant shall be exempt from the Restaurant franchise fee requirement provided for in Section IV.A. of this Agreement.

               (2) If Franchisee, the Operating Principal, the Operating Designee, or any of Franchisee's Principals is convicted of a felony, a crime involving moral turpitude, or any other crime or offense that Franchisor believes is reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith, or Franchisor's interest therein;

               (3) If a threat or danger to public health or safety results from the construction, maintenance, or operation of the Restaurant and same is not cured within thirty (30) days after Franchisee is notified of such threat or danger;

               (4) If Franchisee fails to propose a qualified Operating Principal, or Operating Designee, or any replacement thereof, within a reasonable time as required under Section V.D. hereof;

               (5) If Franchisee or any partner or shareholder in Franchisee purports to transfer any rights or obligations under this Agreement or any interest in Franchisee or the franchised business to any third party without Franchisor's prior written consent, contrary to the terms of Section XII. of this Agreement;

               (6) If Franchisee, the Operating Principal, the Operating Designee, or any of Franchisee's Principals fails to comply with the in-term covenants in Section XV.B. hereof or Franchisee fails to obtain execution of the covenants and related agreements required under Sections VIII.B. or XV.H. hereof,

               (7) If, contrary to the terms of Sections VII. or VIII. hereof, Franchisee, the Operating Principal, the Operating Designee, or any of Franchisee's Principals discloses or divulges the contents of the MOD Manual or other confidential information provided to Franchisee, the Operating Principal, the Operating Designee, or Franchisee's Principals by Franchisor;

               (8) If a transfer upon death or permanent disability is not transferred in accordance with Section XII. within the time periods required by
Section XII.E. hereof;

               (9) If Franchisee knowingly maintains false books or records, or submits any false reports to Franchisor;

               (10) If Franchisee breaches any of the covenants set forth in
Section V.B. or has falsely made any of the representations or warranties set forth in Section V.B.;

               (11) If Franchisee repeatedly is in default under Section XIII.D. hereof for failure substantially to comply with any of the requirements imposed by this Agreement, whether or not cured after notice; or

               (12) If any legal entity affiliated with Franchisee (or having the same or substantially similar management and ownership composition to

Franchisee) which is the franchisee under a separate Franchise Agreement with Franchisor, is in default of any similar provision or provisions of such other Franchise Agreement.

          D. Except as provided in Sections XIII.B. and C. of this Agreement, upon any default by Franchisee which is susceptible of being cured, Franchisor may terminate this Agreement only by giving written notice of termination stating the nature of such default to Franchisee at least thirty (30) days prior to the effective date of termination; provided, however, that Franchisee may avoid termination by immediately initiating a remedy to cure such default and curing it to Franchisor's satisfaction within the thirty-day period, and by promptly providing proof thereof to Franchisor. If any such default is not cured within the specified time, or such longer period as applicable law may require or as Franchisor may deem appropriate in its sole and absolute discretion, this Agreement shall terminate without further notice to Franchisee effective immediately upon the expiration of the thirty-day period or such longer period as applicable law may require or as Franchisor may grant in its sole and absolute discretion. Defaults which are susceptible of cure hereunder may include, but are not limited to, the following illustrative events:

               (1) If Franchisee fails to comply with any of the requirements imposed by this Agreement, as it may from time to time be amended or reasonably be supplemented by the MOD Manual, or fails to carry out the terms of this Agreement in good faith.

               (2) If Franchisee fails, refuses, or neglects promptly to pay any monies owing to Franchisor or its subsidiaries or affiliates when due, or to submit the financial or other information required by Franchisor under this Agreement.

               (3) If Franchisee fails to maintain or observe any of the standards or procedures prescribed by Franchisor in this Agreement, the MOD Manual, or otherwise in writing.

               (4) Except as provided in Section XIII.C.(5) hereof, if Franchisee fails, refuses, or neglects to obtain Franchisor's prior written approval or consent as required by this Agreement.

               (5) If Franchisee misuses or makes any unauthorized use of the Proprietary Marks or otherwise materially impairs the goodwill associated therewith or Franchisor's rights therein.

               (6) If Franchisee engages in any business or markets any service or product under a name or mark which, in Franchisor's opinion, is confusingly similar to the Proprietary Marks.

XIV. OBLIGATIONS UPON TERMINATION OR EXPIRATION

          Upon termination or expiration of this Agreement, all rights granted hereunder to Franchisee shall forthwith terminate, and:

          A. Franchisee shall immediately cease to operate the business franchised under this Agreement, and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of Franchisor.

          B. Franchisee shall immediately and permanently cease to use, in any manner whatsoever, any confidential methods, procedures and techniques associated with the System; the Proprietary Mark "CHILI'S(R)"; and all other Proprietary Marks and distinctive forms, slogans, signs, symbols, and devices associated with the System. In particular, Franchisee shall cease to use, without limitation, all signs, advertising materials, displays, stationery, forms and any other articles which display the Proprietary Marks.

          C. Franchisee shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the mark "CHILI'S(R)" or any other service mark or trademark of Franchisor, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within five (5) days after termination or expiration of this Agreement.

          D. 1. If Franchisee operates the Restaurant under a lease for the Restaurant premises with a third party, Franchisee shall, at Franchisor's option, assign to Franchisor any interest which Franchisee has in any lease or sublease for the premises of the franchised business. Franchisor may exercise such option at or within thirty (30) days after either termination or (subject to any existing right to renew) expiration of this Agreement. In the event Franchisor exercises such option and acquires the lease or sublease for the premises of the franchised business, Franchisee shall indemnify and hold harmless Franchisor for any claim, loss, cost, or damage relating to a period of time prior to the acquisition of such lease or sublease, and Franchisor shall indemnify and hold harmless Franchisee for any claim, loss, cost, or damage relating to a period of time after the acquisition of such lease or sublease. In the event Franchisor does not elect to exercise its option to acquire the lease or sublease for the premises of the franchised business, Franchisee shall make such modifications or alterations to the premises operated hereunder (including, without limitation, the changing of the telephone number) immediately upon termination or expiration of this Agreement as may be necessary to distinguish the appearance of said premises from that of other restaurants under the System, and shall make such specific additional changes thereto as Franchisor may reasonably request for that purpose. In the event Franchisee fails or refuses to comply with the requirements of this Section XIV., Franchisor shall have the right to enter upon the premises where Franchisee's franchised business was conducted, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required, at the expense of Franchisee, which expense Franchisee agrees to pay upon demand.

               2. Except as provided in Section XIV.D.3., Franchisor shall have the option, to be exercised within thirty (30) days after termination or expiration of this Agreement, to purchase from Franchisee any or all of the furnishings, equipment, signs, fixtures, supplies, or inventory of Franchisee related to the operation of the franchised business, at Franchisee's cost or fair market value, whichever is less. Franchisor shall be purchasing Franchisee's assets only and shall be assuming no liabilities whatsoever.

               If the parties cannot agree on a fair market value within thirty
(30) days after Franchisor's exercise of its option, then Franchisor shall appoint an independent appraiser and Franchisee shall appoint an independent appraiser. In the event both parties do not select the same appraiser, the two appraisers shall select a third appraiser which shall, within thirty (30) days of appointment, determine the fair market value of the non-cash part of the offer and its determination shall be binding. In the event of such appraisal, each party shall bear its own legal and other costs and shall split the appraisal fees. If Franchisor elects to exercise any option to purchase herein provided, it shall have the right to set off all amounts due from Franchisee hereunder, against any payment therefor.

               3. In addition to the options described in Section XIV.D. 1. and
2. and if Franchisee owns the Restaurant premises, Franchisor shall have the option, to be exercised at or within thirty (30) days after termination or expiration of this Agreement, to purchase the Restaurant premises including any building thereon, if applicable, for the fair market value of the land and building, and the furnishings, equipment, signs, fixtures, supplies and inventory therein at Franchisee's cost or fair market value, whichever is less. Fair market value shall be determined using the procedure described in Section XIV.D.2. Franchisor shall be purchasing assets only and shall be assuming no liabilities whatsoever. If Franchisee does not own the land on which the Restaurant is operated and Franchisor exercises its option for an assignment of the lease, Franchisor may exercise this option for the purpose of purchasing the building if owned by Franchisee and related assets as described above.

               4. With respect to the options described in Section XIV.D. L, Franchisee shall deliver to Franchisor in a form satisfactory to Franchisor, such warranties, deeds, releases of lien, bills of sale, assignments and such other documents and instruments which Franchisor deems necessary in order to perfect Franchisor's title and possession in and to the properties being purchased or assigned and to meet the requirements of all tax and government authorities.

               5. The time for closing of the purchase and sale of the properties described in Section XIV.D.2. and 3. shall be a date not later than thirty (30) days after the purchase price is determined by the parties or the determination of the appraisers, whichever is later, unless the parties mutually agree to designate another date. The time for closing on the assignment of the lease described in Section XIV.D.1. shall be a date no later than ten (10) days after Franchisor's exercise of its option thereunder unless Franchisor is also exercising its options under Section XIV.D.2. or D.3. in which case the date of the closing shall be on the same closing date prescribed for such options, as applicable. Closing shall take place at Franchisor's corporate offices or at such other location as the parties may agree.

          E. Franchisee agrees, in the event it continues to operate or subsequently begins to operate any other business, not to use any reproduction, counterfeit, copy or colorable imitation of the Proprietary Marks, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake, or deception, or which is likely to dilute Franchisor's rights in and to the Proprietary Marks, and further agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Franchisor constituting unfair competition.

          F. Franchisee shall promptly pay all sums owing to Franchisor and its subsidiaries and affiliates. In the event of termination for any default of Franchisee, such sums shall include all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of the default, which obligation shall give rise to and remain, until paid in full, a lien in favor of Franchisor against any and all of the personal property, furnishings, equipment, signs, fixtures, and inventory owned by Franchisee and on the premises operated hereunder at the time of default.

          G. Franchisee shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Section XIV.

          H. Franchisee shall immediately deliver to Franchisor all manuals, including the MOD Manual, records, files, instructions, correspondence, all materials related to operating the franchised business, including, without limitation, brochures, agreements, invoices, and any and all other materials relating to the operation of the franchised business in Franchisee's possession, and all copies thereof (all of which are acknowledged to be Franchisor's property), and shall retain no copy or record of any of the foregoing, except Franchisee's copy of this Agreement, Franchisee's business and financial records, and copies of any correspondence between the parties and any other documents which Franchisee reasonably needs for compliance with any provision of law.

          I. Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals shall comply with the restrictions on confidential information contained in Section VIII.A. and the covenants contained in Section XV.B. of this Agreement. Any other person required to execute similar covenants pursuant to Sections VIII.B. or XV.H. shall also comply with such covenants.

XV.  COVENANTS

          A. Franchisee and the Operating Principal covenant that during the term of this Agreement except as otherwise approved in writing by Franchisor, Franchisee, and either the Operating Principal or the Operating Designee shall devote full time, energy, and best efforts to the management and operation of the business franchised hereunder.

          B. Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals specifically acknowledge that, pursuant to this Agreement, Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals will receive valuable specialized training, trade secrets and confidential information, including, without limitation, information regarding the operational, sales, promotional and marketing methods and techniques of Franchisor and the System which is beyond the present skills and experience of Franchisee, the Operating Principal, the Operating Designee, Franchisee's Principals and Franchisee's managers and employees. Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals acknowledge that such training, trade secrets and confidential information provide a competitive advantage and will be valuable to them in the development of the franchised business, and that gaining access to such training, trade secrets and confidential information is, therefore, a primary reason why they are entering into this Agreement. In consideration for such training, trade secrets and confidential information, Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals covenant that during the term of this Agreement (or, with respect to the Operating Principal, during the term of this Agreement for so long as such person owns any interest in Franchisee or, with respect to the Operating Designee, during the term of this Agreement for so long as such person serves as the Operating Designee on behalf of Franchisee and the Operating Principal or, with respect to each of Franchisee's Principals, during the term of this Agreement for so long as such individual or entity satisfies the definition of "Franchisee's Principals" as described in Section XXI.F. of this Agreement), and for a continuous uninterrupted period commencing upon the expiration or termination of this Agreement, regardless of the cause for termination (or, with respect to the Operating Principal or each of Franchisee's Principals, commencing upon the earlier of: (i) the expiration or termination of this Agreement, or (ii) with respect to the Operating Principal, the termination of all of the Operating Principals' interest in Franchisee; or, with respect to the Operating Designee, during the term of this Agreement for so long as such person serves as the Operating Designee on behalf of Franchisee and the Operating Principal; or, with respect to each of Franchisee's Principals, the time such individual or entity ceases to satisfy the definition of "Franchisee's Principals" as described in Section XXI.F. of this Agreement) and continuing for two (2) years thereafter (except in the case of restaurant managers, to whom such two (2) year period shall not be applicable), and as otherwise approved in writing by the Franchisor, neither Franchisee, the Operating Principal, the Operating Designee, nor Franchisee's Principals shall, directly or indirectly, for themselves, or through, on behalf of or in conjunction with any person, persons, partnership, or corporation:

               (1) Divert or attempt to divert any business or customer of the business franchised hereunder to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks and the System.

               (2) Employ or seek to employ any person who is at that time employed by Franchisor or by any other franchisee or developer of Franchisor, or otherwise directly or indirectly induce such person to leave his or her employment.

               (3) Own, maintain, operate, engage in, or have any interest in any business in the United States which is in the full-service casual dining market segment of the restaurant industry having as a primary menu item any of the following: hamburgers or other sandwiches, salads, barbecue ribs, fajitas, and other Southwestern and Mexican-style cuisine. The current seven percent (7%) ownership interest of Dennis Pedra in Uno Concepts, Inc. shall not be deemed to be a violation of this Section XV.B.(3) although no new or additional investments in Uno Concepts, Inc. or in any other restaurant business shall be permitted by Dennis Pedra.

          C. Section XV.B.(3) shall not apply to ownership of less than ten percent (10%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

          D. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section XV. is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section XV.

          E. Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals understand and acknowledge that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Section XV.B. in this Agreement, or any portion thereof, without their consent, effective immediately upon notice to Franchisee; and Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals agree that they shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XX. hereof.

          F. Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals expressly agree that the existence of any claims they may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Section XV. If either Franchisor or Franchisee institutes any action or proceeding seeking legal or equitable relief in connection with enforcement of this Section XV, then the non-prevailing party in such action or proceeding shall reimburse the prevailing party for its reasonable expenses, attorneys' fees, investigation costs, and all costs and disbursements incurred herein by the prevailing party, including without limitation, any such reasonable fees, costs, or disbursements incurred on any appeal from such action or proceeding.

          G. Franchisee, the Operating Principal, the Operating Designee, and

Franchisee's Principals acknowledge that a violation of the terms of this
Section XV. or the willful and knowing aiding or abetting of a third party in an action which would be a violation of this Section XV. if such third party was a party to this Agreement would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals accordingly consent to the issuance of an injunction prohibiting any conduct by Franchisee, the Operating Principal, the Operating Designee, or Franchisee's Principals in violation of the terms of this Section XV.

          H. At Franchisor's request, Franchisee shall require and obtain execution of covenants similar to those set forth in this Section XV. (including covenants applicable upon the termination of a person's relationship with Franchisee) from its restaurant managers, members of its advisory board, any other person or entity who has received or will receive training or confidential information from Franchisor and any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation (or of any corporate general partner and any individual or corporation directly or indirectly controlling a general partner of Franchisee, if Franchisee is a partnership). The covenants required by this Section XV.H. shall be substantially in the form contained in Attachment B for Franchisee's restaurant managers and other persons having access to confidential information of Franchisor, Attachment C for Lee Ainslie (and his successors on Franchisee's advisory board), Attachment D for Alan McDowell, and Attachment E for Thomas Devlin. Failure by Franchisee to obtain execution of the covenants required by this Section XV.H. shall constitute a default under Section XIII.C.(6) hereof.

XVI. TAXES, PERMITS AND INDEBTEDNESS

          A. Franchisee shall promptly pay when due all taxes levied or assessed, including, without limitation, unemployment and sales taxes, and all accounts and other indebtedness of every kind incurred by Franchisee in the conduct of the business franchised under this Agreement. Franchisee shall pay to Franchisor an amount equal to any sales tax, gross receipts tax, or similar tax (other than income tax) imposed on Franchisor with respect to any payments to Franchisor required under this Agreement, unless the tax is credited against income tax otherwise payable by Franchisor.

          B. In the event of any BONA FIDE dispute as to Franchisee's liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by a creditor, to occur against the premises of the franchised business, or any improvements thereon.

          C. Franchisee shall comply with all federal, state and local laws, rules and regulations, and shall timely obtain any and all permits, certificates, or licenses necessary for the full and proper conduct of the business franchised under this Agreement, including, without limitation, licenses to do business, fictitious name registrations, sales tax permits and fire clearances.

          D. Franchisee shall notify Franchisor in writing within five (5) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of the franchised business.

XVII. INDEPENDENT CONTRACTOR AND INDEMNIFICATION

          A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Franchisee shall be an independent contractor, and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

          B. During the term of this Agreement and any extensions hereof, Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from Franchisor. Franchisee agrees to take such action as may be necessary to do so, including, without limitation, exhibiting a notice of that fact in a conspicuous place in the franchised premises, the content of which Franchisor reserves the right to specify.

          C. It is understood and agreed that nothing in this Agreement authorizes Franchisee, the Operating Principal, the Operating Designee, or any of Franchisee's Principals to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name; and that Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action; nor shall Franchisor be liable by reason of any act or omission of Franchisee in its conduct of the franchised business or for any claim or judgment arising therefrom against Franchisee or Franchisor. Franchisee shall indemnify and hold Franchisor, and Franchisor's officers, directors, and employees harmless against any and all claims arising directly or indirectly from, as a result of, or in connection with Franchisee's operation of the franchised business, as well as the costs, including attorneys' fees, of defending against them, except for claims arising directly or indirectly from the negligence of Franchisor, its officers, directors, or employees.

XVIII.  APPROVALS AND WAIVERS

          A. Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor therefor, and such approval or consent shall be obtained in writing.

          B. Franchisor makes no warranties or guarantees upon which Franchisee, the Operating Principal, the Operating Designee, or Franchisee's Principals may rely, and assumes no liability or obligation to Franchisee or such persons, by providing any waiver, approval, consent, or suggestion to Franchisee, the Operating Principal, the Operating Designee, or Franchisee's Principals in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

          C. No delay, waiver, omission, or forbearance on the part of Franchisor to exercise any right, option, duty, or power arising out of any breach or default by Franchisee, the Operating Principal, the Operating Designee, or Franchisee's Principals under any of the terms, provisions, covenants, or conditions hereof, shall constitute a waiver by Franchisor to enforce any such right, option, duty, or power as against Franchisee, the Operating Principal, the Operating Designee, or Franchisee's Principals, or as to any subsequent breach or default. Subsequent acceptance by Franchisor of any payments due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee, the Operating Principal, the Operating Designee, or Franchisee's Principals of any terms, provisions, covenants, or conditions of this Agreement.

XIX. NOTICES

          Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by expedited delivery service or certified or registered mail, return receipt requested, or sent by prepaid telex or facsimile (provided the sender confirms the telex or facsimile by sending an original confirmation copy thereof by certified or registered mail or expedited delivery service within three (3) business days after transmission thereof) to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

Notices to Franchisor:              Brinker International, Inc.
                                    6820 LBJ Freeway
                                    Dallas, Texas  75240
                                    Attention: General Counsel

Notices to Franchisee,
Operating Principal,
Operating Designee,
and Franchisee's Principals:
NE Restaurant Company, Inc.
300 Pond Street
Randolph, Massachusetts 02368

          Any notice shall be deemed to have been given at the time of personal delivery or, in the case of facsimile or telex, upon receipt (provided confirmation is sent as described above) or, in the case of expedited delivery service or registered or certified mail, three (3) business days after the date and time of mailing. Business day for the purpose of this Section XIX. excludes Saturday, Sunday, and the following national holidays: New Year's Day, Martin Luther King Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving, and Christmas.

XX.  ENTIRE AGREEMENT

          This Agreement, the documents referred to herein, and the Attachment hereto constitute the entire, full and complete Agreement between Franchisor and Franchisee concerning the subject matter hereof, and shall supersede all prior agreements, no other representations having induced Franchisee to execute this Agreement. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

XXI. SEVERABILITY AND CONSTRUCTION

          A. Except as expressly provided to the contrary herein, each portion, section, part, term, and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible; and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid portions, sections, parts, terms and/or provisions shall be deemed not to be a part of this Agreement.

          B. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisee, Franchisor, Franchisor's officers, directors, and employees, and such of Franchisee's and Franchisor's respective successors and assigns as may be contemplated (and, as to Franchisee, permitted) by Section XII. hereof, any rights or remedies under or by reason of this Agreement.

          C. Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals, as applicable, expressly agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

          D. All captions in this Agreement are intended solely for the convenience of all parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

          E. All references herein to the masculine, neuter, or singular shall be construed to include the masculine, feminine, neuter, or plural, where applicable; and, without limiting the obligations individually undertaken by the Operating Principal and Franchisee's Principals hereunder, all acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by Franchisee shall be deemed jointly and severally undertaken by all those executing this Agreement on behalf of Franchisee.

          F. The term "Franchisee's Principals" as used in this Agreement shall include, collectively or individually, Franchisee's spouse, if Franchisee is an individual; all officers and directors of, and all other holders of a beneficial interest of twelve percent (12%) or more of the securities of, Franchisee and any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation; the general partners of Franchisee and the officers and directors of, and all other holders of a beneficial interest of twelve percent (12%) or more of the securities of, a corporate general partner and any individual or corporation which controls, directly or indirectly, any general partner, if Franchisee is a partnership; and members of Franchisee's advisory board. For purposes of this definition, the Operating Principal, the Operating Designee, Thomas R. Devlin, Alan McDowell, and Holdings Group, Inc. shall not be considered to be Franchisee's Principals.

          G. This Agreement may be executed in triplicate, and each copy so executed shall be deemed an original.

          H. If at any time during the term of this Agreement either Franchisor or Franchisee shall institute any action or proceeding against the other relating to the provisions of this Agreement or any default hereunder, the non-prevailing party in such action or proceeding shall reimburse the prevailing party for its reasonable expenses, attorneys' fees, investigation costs, and all costs and disbursements incurred herein by the prevailing party, including without limitation any such reasonable fees, costs, or disbursements incurred on any appeal from such action or proceeding.

XXII.  APPLICABLE LAW

          A. THIS AGREEMENT TAKES EFFECT UPON ITS ACCEPTANCE AND EXECUTION BY FRANCHISOR IN TEXAS, AND SHALL BE INTERPRETED AND CONSTRUED UNDER THE LAWS THEREOF (EXCEPT FOR TEXAS CHOICE OF LAW RULES).

          B. THE PARTIES AGREE THAT ANY ACTION BROUGHT BY EITHER PARTY AGAINST

THE OTHER IN ANY COURT, WHETHER FEDERAL OR STATE, SHALL BE BROUGHT WITHIN THE STATE OF TEXAS IN THE JUDICIAL DISTRICT IN WHICH FRANCHISOR HAS ITS PRINCIPAL PLACE OF BUSINESS; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION WHICH INCLUDES INJUNCTIVE RELIEF, FRANCHISOR MAY BRING SUCH ACTION IN ANY STATE WHICH HAS JURISDICTION. THE PARTIES DO HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION OR VENUE FOR THE PURPOSE OF CARRYING OUT THIS PROVISION.

          C. No right or remedy conferred upon or reserved to Franchisor or Franchisee by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

          D. Nothing herein contained shall bar Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

XXIII.  ACKNOWLEDGMENTS

          A. Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals acknowledge that they have conducted an independent investigation of the business franchised hereunder, and recognize that the business venture contemplated by this Agreement involves business risks and that Franchisee's success will be largely dependent upon the ability of Franchisee, the Operating Principal, the Operating Designee, and its Franchisee's Principals as independent business people. Franchisor expressly disclaims the making of, and Franchisee, the Operating Principal, the Operating Designee, and Franchisee's Principals acknowledge not having received, any warranty or guarantee, express or implied as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

          B. Franchisee acknowledges that it received a copy of the complete Chili's Grill & Bar Restaurant Franchise Agreement, the Attachments thereto, and agreements relating thereto, if any, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that it has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

          C. Franchisee acknowledges that it has read and understood this Agreement, the Attachments hereto, and agreements relating hereto, if any, and that Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of Franchisee's own choosing about the potential benefits and risks of entering into this Agreement.



          IN WITNESS WHEREOF, the parties hereto have duty executed, sealed, and delivered this Agreement in triplicate on the day and year first above written.

                                                  BRINKER INTERNATIONAL, INC.,
                                                  a Delaware corporation

SEAL

By: _____________________________           By: _____________________________
    Assistant Secretary                        Roger F. Thomson
                                               Executive Vice President,
                                               General Counsel and
                                                  Secretary



                                                NE RESTAURANT COMPANY, INC.,
                                                a Delaware corporation

SEAL


_____________________________               By: _____________________________
         Secretary                                   Paul Hoagland
                                                     Chief Financial Officer



_____________________________                  _____________________________
                                                     Benjamin Jacobson,
                                                     Operating Principal



_____________________________                 _____________________________
         Witness                                     Dennis Pedra,
                                                     Operating Designee



          Each of the undersigned acknowledges and agrees as follows:

          (1) Each has read the terms and conditions of this Franchise
Agreement;

          (2) Each is included in the term "Franchisor's Principals" as described in Section XXI.F. of this Franchise Agreement; and

          (3) Each individually, jointly and severally makes all of the covenants, representations and agreements of Franchisee's Principals set forth in this Franchise Agreement and is obligated to perform thereunder.

ATTEST:                                            FRANCHISEE'S PRINCIPALS

_____________________________               _____________________________
Witness                                             Paul Hoagland


_____________________________               _____________________________
Witness                                             Dennis Pedra


                                             NE RESTAURANT COMPANY, INC., a

                                             Delaware corporation




_____________________________             By: _____________________________
Witness                                       Benjamin R. Jacobson,
                                              Chairman of the Board



                                    GUARANTY


          As an inducement to BRINKER INTERNATIONAL, INC. ("Franchisor") to execute the foregoing Franchise Agreement, including the Attachments thereto of even date, the undersigned, jointly and severally, hereby agree to be bound by all the terms and conditions of the above Franchise Agreement including any amendments or modifications thereto whenever made (hereinafter the "Agreement") and unconditionally and irrevocably guarantee to Franchisor and its successors and assigns that all of Franchisee's obligations under the Agreement will be punctually paid and performed.

          Upon default by Franchisee or notice from Franchisor, the undersigned will immediately make each payment and perform each obligation required of Franchisee under this Agreement. Without affecting the obligations of the undersigned under this Guaranty, Franchisor may, without notice to the undersigned, renew, extend, modify, amend, or release any indebtedness or obligation of Franchisee, or settle, adjust, or compromise any claims against Franchisee.

          The undersigned waive all demands and notices of every kind with respect to this Guaranty and the Agreement, including, without limitation, notice of: the amendment or modification of this Guaranty or the Agreement, the demand for payment or performance by Franchisee, any default by Franchisee or any guarantor, and any release of any guarantor or other security for the Agreement or the obligations of Franchisee.

          Franchisor may pursue its rights against the undersigned without first exhausting its remedies against Franchisee and without joining any other guarantor hereto and no delay on the part of Franchisor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Franchisor of any right or remedy shall preclude the further exercise of such right or remedy.

          Upon receipt by Franchisor of notice of the death of an individual guarantor, the estate of such guarantor will be bound by this Guaranty but only for defaults and obligations hereunder existing at the time of death, and the obligations of the other guarantors hereunder will continue in full force and effect.

          Notwithstanding anything herein to the contrary, this Guaranty shall terminate and have no further force and effect as of one (1) year from the date of execution of this Guaranty and the joint and several liability of the undersigned for payments hereunder is limited to a total of Two Hundred Thousand and No/100 Dollars ($200,000.00) (I.E., the aggregate liability for all of the undersigned for payments hereunder is limited to $200,000.00).

          IN WITNESS WHEREOF, the undersigned have signed this Guaranty this 22nd day of Sept., 1997.


                                                      GUARANTORS:

ATTEST WITNESS:



_______________________                          By: _______________________
                                                      Benjamin Jacobson

ATTEST WITNESS:



_______________________                          By: _______________________
                                                      Dennis Pedra

ATTEST WITNESS:



_______________________                          By: _______________________
                                                       Paul Hoagland